UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (          )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

Florida Public Utilities Company
(Name of Registrant as Specified In Its Charter)

ENERGY, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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Proxy Statement
Why We Are Soliciting Your Proxy
Voting and Quorum at the Special Meeting
About Energy, Inc
Additional Information
Your Vote is Important
ANNEX A
ANNEX B

PRELIMINARY COPY
Proxy Statement
In Opposition to the Agreement and Plan of Merger
between Florida Public Utilities Company
and Chesapeake Utilities Corporation
Solicited by Energy, Inc.
Special Meeting of Shareholders Scheduled for October 22, 2009
Energy, Inc., through its wholly-owned subsidiary Energy West, Incorporated, is the owner of 411,848 shares, or 6.7% of the outstanding shares, of common stock of Florida Public Utilities Company (“FPU”). We are providing you with this proxy statement in connection with our solicitation of proxies to be used at the special meeting of shareholders of FPU to be held on October 22, 2009, and at any adjournments or postponements of the special meeting. The special meeting will be held at 11 a.m. Eastern Daylight Time, at FPU’s corporate headquarters located at 401 South Dixie Highway, West Palm Beach, Florida 33401.
We intend to send this proxy statement and the accompanying blue proxy card to FPU’s stockholders on or shortly after [                                        ], 2009.
Why We Are Soliciting Your Proxy
We are urgently soliciting your proxy to vote AGAINST the proposed Agreement and Plan of Merger, dated as of April 17, 2009, by and among Chesapeake Utilities Corporation (“Chesapeake”), CPK Pelican, Inc. and FPU (referred to as the merger agreement) pursuant to which FPU would become a wholly-owned subsidiary of Chesapeake and FPU shareholders would receive .405 shares of Chesapeake for each share of FPU (referred to as the merger).
At the special meeting, FPU is asking shareholders to consider and vote upon (i) a proposal to approve the merger, and (ii) a proposal to adjourn or postpone the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger. We oppose the merger because we believe that:
•	FPU has failed to ensure that FPU’s shareholders are receiving the highest value for their shares,

•	FPU’s board of directors and management are obligated to maximize shareholder value, not structure a transaction that is essentially beneficial to themselves, and

•	The merger consideration may undervalue FPU if it doesn’t take into account the approval of FPU’s recent rate case with the Florida Public Service Commission.
We do not believe that our investment in FPU would be maximized by FPU merging with Chesapeake. We believe that the first step toward maximizing FPU’s value is to reject the merger. We oppose the merger and urge you to defeat the merger by voting AGAINST the merger at the special meeting of shareholders.
We are a stockholder, just like you. To date, we have invested approximately $5 million in FPU. As FPU’s second largest shareholder, we desire to maximize shareholder value for all FPU shareholders. We are not an FPU insider, and therefore do not receive any salary or special payments from FPU or Chesapeake if the merger is completed. Accordingly, our interests as an investor are aligned with the interests of other shareholders who are not insiders of FPU. In the following sections, we describe in further detail our reasons for opposing the merger.
FPU failed to ensure that FPU shareholders are receiving the highest value for their shares.
FPU never investigated if other bidders existed, engaged in discussions with other potential merger partners or sought competing bids even though it engaged in 18 months of discussions with Chesapeake. As an example of the unwillingness of FPU’s board to even investigate whether better offers existed, FPU never inquired if we would be willing to increase our April 10, 2009 offer, an offer made without any due diligence. Although FPU told you that other possible mergers were discussed by its board, FPU’s proxy statement only reveals one vague reference, other than our April 10, 2009 offer, in 2008 where the FPU board discussed the “possibility” of discussions with another merger partner but ultimately decided against it. We believe that these are sure signs that FPU had no interest in seeing if a better price was obtainable for FPU’s shareholders. We believe that the lack of any market check reduces the price transparency and fails to ensure that FPU’s shareholders are receiving the highest value for their shares. Because of their failure to seek other bidders, engage in discussions with other bidders or seek competing bids, FPU cannot and does not know if another purchaser would have paid more.
To make matters worse, even though FPU did not conduct a pre-signing market check, the merger agreement contains a “no solicitation” provision whereby FPU cannot solicit or seek another offer for FPU even if they believe that the other offer would be superior to Chesapeake’s offer. On top of that anti-shareholder provision, FPU agreed to pay Chesapeake a $3.4 million termination fee if FPU were to accept an unsolicited offer that was superior to the Chesapeake offer. This $3.4 million termination fee is approximately 4.6% of the equity value of the Chesapeake offer and acts as a severe deterrent to potential third party bidders by essentially adding $3.4 million to any bid a third party might make.
According to FPU’s proxy statement, during almost all of the 18 months of discussions between FPU and Chesapeake, an exchange ratio was never specified. Instead, the proxy statement reveals that FPU was devoting a significant amount of time to discussing and negotiating payments and new employment and consulting agreements for FPU’s executive officers, which ultimately deprived FPU shareholders of additional merger consideration.
In addition, on May 9, 2009, FPU received approval from the Florida Public Service Commission of a natural gas rate increase of approximately $8.5 million in revenues annually with new rates beginning June 4, 2009. However, the merger agreement was executed just prior to this approval. FPU asserts that the financial forecasts and analyses performed by their financial advisor included the projected natural gas rate increases. However, we don’t know if

Chesapeake took these additional revenues into consideration with respect to the merger consideration to be paid to FPU’s shareholders. If it does not, Chesapeake may be acquiring these future revenues without paying FPU shareholders for them.
FPU’s board of directors and management are obligated to maximize shareholder value, not structure a transaction that is essentially beneficial to themselves.
With only 13 of 88 paragraphs of the background section of FPU’s proxy statement devoted solely to actions taken by FPU in connection with the merger, we were disappointed to note that most of FPU’s discussion of the merger transaction is devoted to discussions regarding employment and golden parachute agreements for FPU’s executives. Strikingly, CPK discusses at length the thorough deliberations of its board of directors, while FPU’s limited disclosure lacks detail and substance, apparently revealing the failures by FPU’s board to properly review this proposed transaction. Based on this scant disclosure in FPU’s proxy statement, it appears that the 2008 discussions with Chesapeake broke off due in part to the inability to reach agreement on the executive employment agreements. Although executive compensation appears to have been management’s focus, clearly the most important discussion for FPU’s shareholders would have been the exchange ratio.
Eventually, according to FPU’s proxy statement, in April of 2009, FPU and Chesapeake were able to agree to terms on the proposed transaction which include payments to three senior FPU executives — John T. English, FPU’s chairman of the board, president and chief executive officer, George Bachman, FPU’s chief financial officer, and Charles Stein, FPU’s chief operating officer — even though only Mr. English’s existing employment agreement would have entitled him to payments solely based on a change of control of FPU. In contrast, Messrs. Bachman’s and Stein’s existing employment agreements would not have entitled them to any payment based solely on the Chesapeake merger. Although FPU wants you to believe that they are telling you the “truth” when they state that these employment agreements “provide for severance payments in the event of a change of control,” we believe that this is just semantics. These employment agreements actually require Messrs. Bachman and Stein to be terminated in connection with the merger in order for them to receive any payment. The truth is thatMessrs. Bachman and Stein are not entitled to receive anything in connection with the merger under their existing employment agreements unless they are terminated.
Given that Messrs. Bachman and Stein are retaining their current positions with FPU after the merger, they are receiving $1.1 million in “stay bonuses” that they are not entitled to under their existing employment agreements. Basically, FPU and Chesapeake are retaining Messrs. Bachman and Stein and paying them severance. Although FPU described these payments as “stay bonuses” in its April 20, 2009 press release, these bonuses are equal to three times Messrs. Bachman’s and Stein’s current salary which is the basis for severance payments under their employment agreements. In addition, FPU and Chesapeake will enter into new employment agreements with Messrs. Bachman and Stein upon closing of the merger that will entitle them to additional severance upon termination of their employment if there is another change of control, thereby paying them severance twice. If Messrs. Bachman and Stein were not entitled to payments in connection with the merger without being terminated, why is more than $1 million being paid to them instead of to FPU shareholders?

In addition, Mr. English is being paid severance of approximately $740,000 in connection with his termination upon closing of the merger as well as an additional $204,000 over the next two years to perform consulting services for Chesapeake for up to 400 hours per year. As a member of FPU’s board of directors, Mr. English voted in favor of the proposed merger with Chesapeake and that transaction will personally enrich Mr. English by nearly $1 million.
In total, approximately $2.0 million, or $0.33 per share, is being paid to executives of FPU, instead of being paid to the owners of the company, FPU’s shareholders. FPU’s board of directors and executive officers are obligated to maximize shareholder value, not structure a transaction that is essentially beneficial to themselves.
By voting AGAINST the merger, you will send a message that the merger consideration is too low and that you want management to represent your interests and maximize your investment.
We urge you to demonstrate your opposition to the merger by signing, dating and returning the enclosed blue proxy card voting AGAINST the merger as soon as possible. Don’t delay — the special meeting is set for October 22, 2009.
Voting and Quorum at the Special Meeting
You may vote in person or by proxy at the special meeting. If you give us your proxy, you may revoke it at any time by providing written notice of your revocation to FPU, filing a duly executed proxy card bearing a later date, or by coming to the special meeting and voting in person. The presence, either in person or by proxy, of the holders of a majority of outstanding shares of common stock of FPU is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will be counted toward the determination of a quorum. With respect to the matters to be voted on at the special meeting, abstentions and broker non-votes will neither count for nor against the merger, but will have the effect of a vote AGAINST the merger.
Who Can Vote at the Special Meeting
FPU has set August 24, 2009 as the record date for determination of shareholders entitled to notice of, and to vote at, the special meeting. According to FPU’s proxy statement, as of August 24, 2009, there were a total of 6,140,592 shares of FPU’s common stock outstanding and entitled to vote at the special meeting. Each share is entitled to one vote on all matters submitted to a vote of the shareholders at the special meeting.
As of the date of this proxy statement, we have the right to vote 411,848 shares of FPU constituting 6.7% of the total votes eligible to be cast at the special meeting. For more information, see “Energy, Inc.” in this proxy statement.

Blocking the Merger
The affirmative vote of at least 3,070,297 of the outstanding shares of common stock of FPU is needed to approve the merger. Abstentions and broker non-votes have the effect of a vote AGAINST the merger. Therefore, if there are a combination of 3,070,296 votes against the merger, abstentions and broker non-votes, the merger proposal will fail to pass. We own 411,848 shares of common stock, or approximately 6.7% of the total shares of common stock eligible to be voted at the special meeting.
Voting by Proxy
We will vote the accompanying blue proxy card in accordance with your instructions. If you sign and date the blue proxy card without indicating how you want to vote, your proxy will be voted AGAINST the merger and AGAINST FPU’s proposal to adjourn the meeting if necessary in order for FPU to solicit additional votes to approve the merger. If any other matters are presented at the special meeting, our proxies will vote your shares of common stock in accordance with their best judgment. We are not aware of any other matters that will be acted upon at the special meeting.
Dissenting Shareholders’ Rights
Dissenters’ or appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Dissenters’ or appraisal rights are not available in all circumstances, and exceptions to these rights are provided under the Florida Business Corporation Act (referred to as the FBCA). According to FPU’s proxy statement, as a result of one of the exceptions under the FBCA, FPU shareholders are not entitled to dissenters’ or appraisal rights in connection with the merger.
For a more complete summary of your dissenting shareholder’s rights, please see pages 11 and 71 of FPU’s proxy statement.
Certain Information Regarding the Merger
The discussion of the merger and the merger agreement contained in this proxy statement is not complete and is qualified in its entirety by reference to the full text of the merger agreement which is attached as Annex A to FPU’s proxy statement.
Your Vote is Important
Your vote is important. No matter how many or how few shares of common stock of FPU you own, please vote AGAINST the merger by signing, dating and mailing the enclosed blue proxy card today in the provided envelope so that we will receive it prior to the special meeting.

Remember, to defeat the merger, we need 3,070,296 shares to abstain or vote against it. Do not return the proxy card sent to you by FPU.
If you have already returned a proxy card that was not voted AGAINST the merger before receiving our proxy statement, you have every right to change your vote by signing, dating and returning the enclosed blue proxy card. Only your latest dated properly executed proxy will count at the special meeting. Make certain that your most recent proxy is the blue proxy.
If your shares of common stock are held for you by a bank or brokerage firm, your broker cannot vote your shares of common stock unless he or she receives your specific instructions. Please return your proxy in the envelope provided or call your bank or broker and instruct your representative to vote AGAINST the merger on the blue proxy card.
If you have any questions about how to vote your shares of common stock or in changing your vote, please contact our proxy solicitor, D.F. King & Co., Inc., at 888-644-5854. If you are a registered stockholder, you may also fax both sides of your signed proxy card to D.F. King at 212-809-8839.
Time is short. Please return your blue proxy card today!
About Energy, Inc.
Energy, Inc., through its wholly-owned subsidiary Energy West, Incorporated, intends to vote AGAINST the merger because we believe it is not in the best interest of FPU’s stockholders. Energy, Inc. is a publicly-held holding company with natural gas utility operations in Montana, Wyoming, North Carolina and Maine. Energy West is Energy, Inc.’s primary operating subsidiary. Energy, Inc.’s principal place of business is located at 1 First Avenue South, Great Falls, Montana 59401. Richard M. Osborne is Energy, Inc’s chairman of the board and chief executive officer. Mr. Osborne’s principal occupation is president and chairman of the board of OsAir, Inc., a property developer and manufacturer of industrial gases for pipeline delivery. OsAir is located at 8500 Station Street, Suite 113, Mentor, Ohio 44060. Information about Energy, Inc.’s executive officers and members of its board of directors is set forth on Annex A attached thereto.
On the date of this proxy statement, Energy, Inc. is the beneficial owner of 411,848 shares of FPU’s common stock representing approximately 6.7% of the 6,140,592 shares of common stock outstanding according to FPU’s proxy statement. In addition, Mr. Osborne is the beneficial owner of 100 shares of FPU’s common stock. Energy, Inc. has sole power to vote, or to direct the voting of, and sole power to dispose or to direct the disposition of, the shares of common stock owned by it. As chairman of the board and chief executive officer of Energy, Inc., Mr. Osborne may be deemed to beneficially own the shares owned by Energy, Inc. Mr. Osborne disclaims beneficial ownership of the shares owned by Energy, Inc. No other executive officer or director of Energy, Inc. owns any shares of FPU’s common stock individually.

The shares of common stock acquired by Energy West were acquired for the aggregate purchase price of approximately $5 million (excluding commissions) with working capital of Energy West.
The table in Annex B attached hereto sets forth all shares of FPU’s common stock purchased by Energy West within the past two years and the dates the purchases were made. Energy West did not sell any common stock within the last two years.
In a letter to FPU dated April 10, 2009, we offered to purchase all of the outstanding shares of common stock of FPU for $12.00 a share for shares of Energy, Inc. Mr. Osborne met with FPU’s management prior to our April 10 offer. By virtue of FPU’s execution of the merger agreement with Chesapeake on April 17, 2009, our offer was rejected by FPU. On June 15, 2009, we requested a shareholder list for the purpose of communicating with other shareholders regarding the affairs of FPU, including the merger and this special meeting of shareholders. FPU delivered a list of shareholders to Energy, Inc. on June 22, 2009. On September 30, 2009, we requested a shareholders list as of the record date of the special meeting.
Additional Information
We have omitted from this proxy statement certain disclosure required by applicable law that is already included in FPU’s proxy statement. This disclosure includes, among other things, detailed information relating to the background, reasons for, terms and consequences of the merger, including risk factors, historical, forward-looking and pro forma financial information, tax consequences, accounting treatment, description of business conducted by FPU and Chesapeake, description and share price information of the common stock of FPU, interest of officers and directors of FPU in the merger and our offer to purchase shares of FPU made in April 2009. FPU’s proxy statement also includes disclosure on deadlines and procedures for submitting proposals at FPU’s next annual meeting of shareholders under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and disclosure regarding persons who beneficially own more than 5% of the outstanding shares of common stock of FPU and the ownership of the shares of common stock by the FPU’s management and board of directors. You should refer to FPU’s proxy statement in order to review this disclosure.
We may solicit proxies by mail, advertisement, e-mail, fax, telephone or in person. We have retained D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, to assist in the solicitation of proxies. We have agreed to pay D.F. King a fee of up to $20,000 and to reimburse it for its reasonable out-of-pocket expenses. Approximately 20 people will be used by D.F. King in its solicitation effort.
Our total expenditures to date for this solicitation have been less than $[                    ], and we expect to spend approximately $[                    ] in total. The entire expense of preparing, assembling, printing and mailing this proxy statement and related materials and the cost of soliciting proxies to vote in opposition to the merger will be borne by Energy, Inc.
If you have any questions about how to vote your shares of FPU’s common stock, please call our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Toll Free: 888-644-5854
Banks and Brokers Call Collect: 212-269-5550
Fax: 212-809-8839
Your Vote is Important
The Special Meeting is October 22, 2009 — Don’t Delay!
Your vote is important. No matter how many or how few shares of common stock of FPU you own, please vote AGAINST the merger by signing, dating and mailing the enclosed blue proxy card today in the provided envelope so that we will receive it prior to the special meeting. Do not return the proxy card sent to you by FPU. If you have already returned FPU’s proxy card before receiving our proxy statement, you have every right to change your vote by signing and returning the enclosed blue proxy card. Only your latest dated properly executed proxy will count at the special meeting. Please make certain that your most recent proxy is the blue proxy.
If your shares of common stock are held for you by a bank or brokerage firm, your broker cannot vote your shares of common stock unless he or she receives your specific instructions. Please return your proxy in the envelope provided or call your bank or broker and instruct your representative to vote AGAINST the merger on the blue proxy card.
Your vote at the special meeting will determine the future direction of your company and your investment. Exercise your democratic right as an owner of FPU.
If you have any questions about voting your shares of common stock or changing your vote, please contact our proxy solicitor, D.F. King & Co., Inc., at 888-644-5854. If you are a registered stockholder, you may also fax both sides of your signed proxy card to D.F. King at 212-809-8839.
Time is short. Please return your blue proxy card today!

ANNEX A
Executive Officers and Directors of Energy, Inc.

1.	Name:	Richard M. Osborne — Chief Executive Officer, Chairman and Director
	Citizenship:	United States of America
	Business Address:	8500 Station Street, Suite 113, Mentor, Ohio 44060
Principal Occupation:	Chief Executive Officer and Chairman of Energy, Inc.,
Chairman, Chief Executive Officer and director of John D. Oil and Gas Company, a Maryland corporation located at 8500 Station Street, Suite 345, Mentor, Ohio 44060, and President and Chief Executive Officer of OsAir, Inc., an Ohio corporation located at 8500 Station Street, Suite 113, Mentor, Ohio 44060. John D. Oil and Gas Company is a publicly-held oil and gas exploration company and OsAir, Inc. is a property developer and manufacturer of industrial gases for pipeline delivery.
	Shares Beneficially Owned:	100 Shares owned by OsAir; Mr. Osborne disclaims beneficial ownership of the shares owned by Energy, Inc.

2.	Name:	Kevin J. Degenstein — President and Chief Operating Officer
	Citizenship:	United States of America
	Business Address:	1 First Avenue South, Great Falls, Montana 59401
	Principal Occupation:	President and Chief Operating Officer of Energy, Inc.
	Shares Beneficially Owned:	0

3.	Name:	Thomas J. Smith — Vice President, Chief Financial Officer and Director
	Citizenship:	United States of America
	Business Address:	1 First Avenue South, Great Falls, Montana 59401
	Principal Occupation:	Vice President and Chief Financial Officer of Energy, Inc. and President, Treasurer and Secretary of Northeast Ohio Natural Gas Corporation (“NEO”), an Ohio corporation located at 8500 Station Street, Mentor, Ohio 44060. NEO is a natural gas distribution company.
	Shares Beneficially Owned:	0

4.	Name:	Jed D. Henthorne — Vice President of Administration
	Citizenship:	United States of America
	Business Address:	1 First Avenue South, Great Falls, Montana 59401
	Principal Occupation:	Vice President of Administration of Energy, Inc.
	Shares Beneficially Owned:	0

5.	Name:	David C. Shipley — Vice President of Operations
	Citizenship:	United States of America
	Business Address:	1 First Avenue South, Great Falls, Montana 59401
	Principal Occupation:	Vice President of Operations of Energy West
	Shares Beneficially Owned:	0

6.	Name:	Ian J. Abrams — Director
	Citizenship:	United States of America
	Business Address:	26555 Richmond Road, Cleveland, Ohio 44146
	Principal Occupation:	President of Reserve Ventures, Inc., an Ohio corporation located at 4853 Galaxy Parkway, Suite I, Cleveland, Ohio 44128. Reserve Ventures is a private real estate investment company for industrial and vacant real estate.
	Shares Beneficially Owned:	0

7.	Name:	W.E. Argo — Director
	Citizenship:	United States of America
	Residence Address:	3704 Thunderbird Drive, Hays, Kansas 67601
	Principal Occupation:	Retired
	Shares Beneficially Owned:	0

8.	Name:	Gregory J. Osborne — Director
	Citizenship:	United States of America
	Business Address:	8500 Station Street, Suite 345, Mentor, Ohio 44060
	Principal Occupation:	President and Chief Operating Officer of John D. Oil and Gas Company, a publicly-held oil and gas exploration company, and a director of John D. Oil and Gas
	Shares Beneficially Owned:	0

9.	Name:	James R. Smail — Director
	Citizenship:	United States of America
	Business Address:	2285 Eagle Pass, Wooster, Ohio 44691
	Principal Occupation:	Chairman and owner of J.R. Smail, Inc., an Ohio corporation located at 2285 Eagle Pass, Wooster, Ohio 44691. J.R. Smail, Inc. is an oil and gas production company.
	Shares Beneficially Owned:	0

10.	Name:	James E. Sprague — Director
	Citizenship:	United States of America
	Business Address:	6300 Rockside Road, Cleveland, Ohio 44131

	Principal Occupation:	Partner and part owner of Walthall, Drake & Wallace LLP (“WDW”), an Ohio limited liability partnership. WDW is an accounting firm.
	Shares Beneficially Owned:	0

11.	Name:	Michael T. Victor — Director
	Citizenship:	United States of America
	Business Address:	391 W. Washington Street, Painesville, OH 44077
	Principal Occupation:	President of Lake Erie College, a private liberal arts college located in Painesville, Ohio.
	Shares Beneficially Owned:	0

ANNEX B
Additional Information Regarding Energy, Inc.
The following table sets forth information regarding the holdings of FPU’s shares by Energy, Inc., as of September 30, 2009.

	Shares Participant Holds or May	Percent of
Participant and Address	Be Deemed to Hold Beneficially	Class[1]
Energy, Inc.	411,848[2]	6.7%
1 First Avenue South Great Falls, Montana 59401

[1]	Based on the number of shares outstanding as of the record date as reported in FPU’s proxy statement

[2]	Shares are held by Energy West, Incorporated, a wholly-owned subsidiary of Energy, Inc.
The following table sets forth purchases of shares by Energy West during the past two years. Energy West also acquired 3,381 Shares on July 1, 2009 through FPU’s dividend reinvestment plan. Energy West did not sell any shares of FPU during the past two years.

		Approximate Per Share Price
Date	Number of Shares	(Excluding Commissions)
5/16/2008	22,634	$11.60
5/16/2008	100	$11.58
5/16/2008	142	$11.65
5/20/2008	1,942	$11.89
5/20/2008	125	$11.87
5/20/2008	30	$11.90
5/30/2008	100	$11.90
5/30/2008	11,800	$12.05
5/30/2008	100	$11.92
5/30/2008	1,722	$12.00
6/2/2008	200	$11.92
6/2/2008	2,800	$11.93
6/2/2008	200	$11.89
6/2/2008	49	$11.88
6/2/2008	1,751	$11.95
6/2/2008	2,000	$11.91
6/2/2008	2,000	$11.87
6/3/2008	1,000	$11.54
6/3/2008	783	$11.51
6/3/2008	217	$11.52
6/4/2008	305	$11.57

		Approximate Per Share Price
Date	Number of Shares	(Excluding Commissions)
6/13/2008	1,000	$11.57
6/13/2008	1,668	$11.64
6/13/2008	2,498	$11.66
6/13/2008	2,199	$11.75
6/16/2008	1,777	$11.75
6/16/2008	523	$11.77
6/16/2008	600	$11.80
6/16/2008	1,890	$11.97
6/17/2008	200	$11.90
6/17/2008	71	$12.00
6/18/2008	500	$12.08
6/19/2008	25	$11.95
6/20/2008	200	$12.00
6/23/2008	3,200	$11.89
6/23/2008	1,500	$11.85
6/23/2008	1,500	$11.80
6/23/2008	50	$11.75
6/24/2008	170	$11.60
6/24/2008	790	$11.84
6/24/2008	40	$11.94
6/24/2008	102	$11.80
6/25/2008	672	$11.80
6/26/2008	103	$11.80
6/27/2008	3,523	$11.80
6/27/2008	1,000	$11.65
6/27/2008	1,000	$11.79
7/1/2008	1,672	$11.99
7/2/2008	1,500	$11.90
7/7/2008	175	$11.90
7/7/2008	1,825	$11.97
7/8/2008	12,365	$11.90
7/9/2008	100	$11.87
7/9/2008	1,900	$11.90
7/9/2008	200	$11.81
7/10/2008	1,300	$11.77
7/10/2008	52,520	$11.81
7/10/2008	680	$11.75
7/10/2008	3,320	$11.79
7/10/2008	5,180	$11.80
7/11/2008	551	$11.65
7/11/2008	100	$11.70
7/11/2008	200	$11.77
7/11/2008	1,800	$11.80

		Approximate Per Share Price
Date	Number of Shares	(Excluding Commissions)
7/11/2008	17,000	$11.81
7/15/2008	709	$11.85
7/16/2008	2,000	$11.85
7/16/2008	3,000	$11.77
7/17/2008	2,418	$11.80
7/17/2008	204	$11.72
7/17/2008	227	$11.89
7/17/2008	1,000	$11.83
7/22/2008	2,343	$11.50
7/22/2008	2,032	$11.60
7/23/2008	500	$11.90
7/24/2008	1,700	$12.00
7/24/2008	100	$11.80
7/25/2008	3,700	$12.00
8/1/2008	887	$12.21
8/8/2008	11,000	$12.75
8/12/2008	697	$12.71
8/13/2008	600	$12.71
8/14/2008	1,100	$12.75
8/14/2008	200	$12.74
8/15/2008	1,900	$12.80
8/18/2008	1,151	$12.80
8/19/2008	1,039	$12.80
8/19/2008	200	$12.95
8/20/2008	800	$12.95
8/21/2008	700	$12.95
8/21/2008	600	$12.90
8/25/2008	1,574	$12.95
8/26/2008	700	$12.95
8/27/2008	280	$12.95
8/28/2008	440	$12.95
8/28/2008	2,000	$13.00
9/2/2008	350	$13.00
9/3/2008	866	$13.00
9/3/2008	2,000	$12.83
9/3/2008	2,500	$12.70
9/3/2008	1,500	$12.65
9/3/2008	450	$12.75
9/5/2008	2,600	$12.80
9/5/2008	1,256	$12.65
9/8/2008	1,138	$12.80
9/8/2008	576	$12.86
9/9/2008	1,424	$12.86

		Approximate Per Share Price
Date	Number of Shares	(Excluding Commissions)
9/9/2008	100	$12.50
9/9/2008	1,100	$12.69
9/9/2008	800	$12.70
9/10/2008	999	$12.48
9/11/2008	801	$12.48
9/11/2008	100	$12.45
9/12/2008	498	$12.45
9/12/2008	1,402	$12.47
9/15/2008	1,100	$12.40
9/15/2008	900	$12.36
9/15/2008	4,800	$13.00
9/15/2008	1,198	$12.47
9/16/2008	322	$12.47
9/16/2008	580	$12.55
9/17/2008	20	$12.65
9/18/2008	1,980	$12.65
9/18/2008	100	$12.20
9/18/2008	300	$12.30
9/18/2008	100	$12.25
9/18/2008	200	$12.40
9/19/2008	633	$12.60
9/19/2008	5,700	$12.70
9/22/2008	22,500	$12.85
9/23/2008	600	$13.00
9/24/2008	1,651	$13.00
9/25/2008	249	$13.00
9/26/2008	1,065	$12.90
9/29/2008	746	$12.90
9/30/2008	3,006	$12.90
9/30/2008	1,383	$12.80
10/1/2008	146	$12.90
10/1/2008	1,443	$13.00
10/1/2008	1,944	$13.05
10/2/2008	1,400	$13.00
10/2/2008	500	$12.85
10/3/2008	3,600	$12.85
10/6/2008	1,989	$12.80
10/6/2008	11	$12.75
10/6/2008	2,100	$12.55
10/6/2007	90	$12.35
10/7/2008	2,015	$12.35
10/7/2008	1,179	$12.43
10/13/2008	200	$10.00

		Approximate Per Share Price
Date	Number of Shares	(Excluding Commissions)
10/14/2008	2,000	$10.35
10/14/2008	4,086	$10.30
11/10/2008	1,100	10.00
4/14/2009	100	$9.98
4/16/2009	1,500	$10.40
4/17/2009	600	$10.40
4/20/2009	500	$11.36
4/20/2009	2,600	$11.35
4/20/2009	3,400	$11.37
4/20/2009	6,015	$11.40
4/20/2009	5,300	$11.42
4/20/2009	1,000	$11.43
4/21/2009	1,899	$11.41
4/21/2009	1,074	$11.84
4/29/2009	734	$11.95
4/29/2009	34	$11.85
4/30/2009	900	$11.95
5/1/2009	572	$12.00
5/5/2009	3,200	$12.05
5/15/2009	402	$12.05
5/19/2009	84	$12.01
6/2/2009	100	$12.16
6/2/2009	100	$12.40
6/3/2009	2,500	$12.70
6/4/2009	9,002	$12.65
6/4/2009	7,900	$12.75
6/5/2009	1,202	$12.65
6/8/2009	6,798	$12.80
6/8/2009	2,312	$12.75
6/9/2009	800	$12.75
6/9/2009	5,200	$12.80
6/10/2009	2,635	$12.80
6/10/2009	2,000	$12.70
6/10/2009	2,031	$12.91
6/12/2009	300	$12.70
6/12/2009	1,642	$12.86
6/15/2009	2,000	$12.95
6/15/2009	2,000	$12.80
6/15/2009	6,141	$12.69
6/17/2009	312	$12.56
6/17/2009	1,362	$12.85
6/18/2009	130	$12.85
8/6/2009	2,000	$13.00

PRELIMINARY COPY
Proxy Card for Special Meeting
of Shareholders of Florida Public Utilities Company
Scheduled for October 22, 2009
THIS PROXY IS SOLICITED BY ENERGY, INC.
The undersigned hereby appoints Richard M. Osborne, Chairman of the Board of Directors of Energy, Inc., a Montana corporation, and Thomas J. Smith, Vice President and Chief Financial Officer of Energy, Inc., with full power of substitution, as proxy or proxies to vote, for and in the name of the undersigned, all shares of common stock of Florida Public Utilities Company (“FPU”) that the undersigned is entitled to vote at the Special Meeting of Shareholders of FPU scheduled for October 22, 2009 at FPU’s corporate headquarters located at 401 South Dixie Highway, West Palm Beach, Florida, 33401, and at any adjournments or postponements of the meeting. This proxy will be voted in accordance with your instructions specified below. If you do not give any specific instructions, this proxy will be voted AGAINST Proposal 1 and Proposal 2. In addition, the proxies are authorized to vote in their discretion on any other matters that may properly come before the Special Meeting.
PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK.
WE STRONGLY RECOMMEND A VOTE “AGAINST” THE FOLLOWING PROPOSALS:
1.	To approve the Agreement and Plan of Merger, by and among Florida Public Utilities Company, Chesapeake Utilities Corporation and CPK Pelican, Inc., and the merger contemplated by the merger agreement.
FOR ☐     AGAINST ☐     ABSTAIN ☐
2.	To adjourn the Special Meeting, at the discretion of the proxies, to solicit additional proxies in support of the proposed merger.
FOR ☐     AGAINST ☐     ABSTAIN ☐
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and at any adjourned meeting.
This proxy card revokes all proxies previously given by the undersigned.
Please sign exactly as your name appears on this proxy card. All joint owners should sign. If you are signing in a fiduciary capacity or as a corporate officer, please also provide your full title.
     Date                     , 2009

Signature

Signature if held jointly

Title, if applicable